UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2015

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(864) 231-1200

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On May 22, 2015, Hampshire Group, Limited (the “Company”) and certain of its subsidiaries (collectively, the “Borrowers”) entered into a Waiver and Fourth Amendment to Credit Agreement with Salus CLO 2012-1, Ltd. and Salus Capital Partners, LLC, as lenders, to, among other things: (i) waive certain specified defaults; (ii) add a reserve for Honduran inventory to the calculation of the borrowing base; (iii) lower the availability block from $3.5 million to $1.5 million; (iv) replace the minimum EBITDA and minimum availability covenants with a minimum net sales covenant; and (v) require the Borrowers to seek and complete a capital raise with net proceeds of at least $1.5 million by July 31, 2015.

The foregoing summary of the Waiver and Fourth Amendment to Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Waiver and Fourth Amendment to Credit Agreement, a copy of which is expected to be filed with the Company’s Quarterly Report on Form 10-Q for the second quarter of 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ William Drozdowski
Name: William Drozdowski
Title: Interim Chief Financial Officer

Dated: May 26, 2015